Exhibit 10.1

THIRD AMENDMENT

THIS THIRD AMENDMENT (this “Amendment”) dated as of August 15, 2016 to the Credit Agreement referenced below is by and among Compass Group Diversified Holdings LLC, a Delaware limited liability company (the “Borrower”), the Lenders identified on the signature pages hereto and Bank of America, N.A., in its capacity as Administrative Agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H

WHEREAS, revolving credit and term loan facilities have been extended to the Borrower pursuant to that certain Credit Agreement dated as of June 6, 2014 (as amended, modified, supplemented, increased and extended from time to time, the “Credit Agreement”) by and among the Borrower, the Lenders identified therein and the Administrative Agent; and

WHEREAS, the Borrower has requested certain amendments to the Credit Agreement.

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Defined Terms.    Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement (as amended by this Amendment).

2.             Amendments to Incremental Facilities.

2.1        In clause (x) of the first paragraph of Section 2.01(c) the phrase “or add an additional advance of any term loan outstanding under this Agreement” is added immediately after “at any time prior to the Maturity Date with respect to the Term Loan, add one or more tranches of term loans”

2.2        Section 2.01(c)(i) is amended to read as follows:

(i) the aggregate principal amount of all Incremental Facilities shall not exceed the sum of (A) $200,000,000 plus (B) $400,000,000 provided that (in the case of this clause (B)) such Incremental Facilities are incurred substantially concurrent with the consummation of the acquisition by the Borrower (directly or indirectly through a wholly owned Subsidiary) of 5.11 Acquisition Corp.;

2.3        A new clause (xi) is added to Section 2.01(c) to read as follows:

In the case of an Incremental Term Facility that is an additional advance of any term loan outstanding under this Agreement that is subject to a prepayment premium, the expiration date of such prepayment premium as to the full principal amount of such term loan may be extended to a date agreed by the Borrower and the Lenders providing such Incremental Term Facility.

3.            Additional Amendments.

3.1        The definition of “Arrangers” in Section 1.01 of the Credit Agreement is amended by replacing “(or any of its designated Affiliates)” with the following parenthetical:

(or any of its Affiliates or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Agreement)

3.2        The definition of “Defaulting Lender” in Section 1.01 of the Credit Agreement is amended by deleting the “or” after clause (d)(i) therein and adding the following language at the end of clause (d)(ii): “or (iii) become the subject of a Bail-In Action”.

3.3        The following new definitions are added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order to read as follows:

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

3.4        The last sentence of Section 2.15(b) of the Credit Agreement is amended in its entirety to read as follows:

Subject to Section 10.19, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

3.5        Section 2.01(c)(vi)(B) of the Credit Agreement is amended by adding the following parenthetical to the end of such section:

(giving effect to any election by the Borrower to institute a Leverage Increase Period in connection with a Permitted Eligible Acquisition (including any Permitted Eligible Acquisition to be financed with such Incremental Facility) pursuant to Section 7.11(a))

3.6        A new Section 5.23 is added to the end of Article V of the Credit Agreement to read as follows:

5.23 No EEA Financial Institution. No Loan Party is an EEA Financial Institution.

3.7        A new Section 10.19 is added to the end of Article XI of the Credit Agreement to read as follows:

10.19 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(i)        the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and

(ii)        the effects of any Bail-in Action on any such liability, including, if applicable:

(A)        a reduction in full or in part or cancellation of any such liability;

(B)        a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(C)        the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

4.             Conditions Precedent.    This Amendment shall become effective as of the date hereof upon receipt by the Administrative Agent of executed counterparts of this Amendment properly executed by a Responsible Officer of the Borrower, the Lenders constituting Required Lenders (including the Administrative Agent on behalf of each Lender holding a portion of the Term Loan that delivers a consent to this Amendment in a form acceptable to the Administrative Agent) and the Administrative Agent.

5.             Reaffirmation.    The Borrower acknowledges and reaffirms that (a) it is bound by all of the terms of the Loan Documents to which it is a party and (b) it is responsible for the observance and full performance of all Obligations, including, without limitation, the repayment of the Loans and reimbursement of any drawings on any Letter of Credit. Furthermore, the Borrower acknowledges and confirms that (a) the Administrative Agent, the Lenders and the L/C Issuers have performed fully all of their obligations under the Credit Agreement and the other Loan Documents and (b) by entering into this Amendment, the Administrative Agent, the Lenders and the L/C Issuers do not waive or release any term or condition of the Credit Agreement or any of the other Loan Documents or any of their rights or remedies under such Loan Documents or any applicable law or any of the obligations of the Borrower thereunder.

6.             Miscellaneous.

6.1           The Credit Agreement (as amended hereby) and the obligations of the Borrower thereunder and under the other Loan Documents are hereby ratified and confirmed and shall remain in full force and effect according to their terms. This Amendment shall not be deemed or construed to be a satisfaction, reinstatement, novation or release of any Loan Document or a waiver by the Administrative Agent, any Lender or any L/C Issuer of any rights and remedies under the Loan Documents, at law or in equity.

6.2           The Borrower hereby represents and warrants to the Administrative Agent, the Lenders and the L/C Issuers as follows:

(a)        The Borrower has taken all necessary action to authorize the execution, delivery and performance of this Amendment. This Amendment and the execution and performance hereof by the Borrower do not conflict with the Borrower’s Organization Documents or any law, agreement or obligation by which the Borrower is bound.

(b)        This Amendment has been duly executed and delivered by the Borrower and constitutes the Borrower’s legal, valid and binding obligations, enforceable in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity.

(c)        No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Borrower of this Amendment.

(d)        The representations and warranties of the Borrower contained in Article V of the Credit Agreement or in any other Loan Document, or which are contained in any document furnished at any time under or in connection therewith, are true and correct in all material respects (or, in the case of any such representations and warranties qualified by materiality or Material Adverse Effect, in all respects as drafted) as of the date hereof with the same effect as if made on and as of the date hereof, except to the extent such representations and warranties specifically refer to an earlier date, in which case such representations and warranties are true and correct in all material respects (or, in the case of any such representations and warranties qualified by materiality or Material Adverse Effect, in all respects as drafted) as of such earlier date.

(e)         No event has occurred and is continuing which constitutes a Default or an Event of Default.

6.3            This Amendment shall constitute a Loan Document for all purposes. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by telecopy or other electronic means (such as by email in “pdf” or “tif” format) shall be effective as an original and shall constitute a representation that an executed original shall be delivered. This Amendment constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Amendment will inure to the benefit of and bind the respective successors and permitted assigns of the parties hereto.

6.4            THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE TERMS OF SECTIONS 10.14 AND 10.15 OF THE CREDIT AGREEMENT ARE INCORPORATED HEREIN BY REFERENCE, MUTATIS MUTANDIS.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Third Amendment to be duly executed and delivered as of the date first above written.

BORROWER: COMPASS GROUP DIVERSIFIED HOLDINGS LLC,

a Delaware limited liability company

By: /s/ Ryan J. Faulkingham

Name: RYAN J. FAULKINGHAM

Title: CHIEF FINANCIAL OFFICER

[SIGNATURE PAGES CONTINUE]

[Signature Page to Third Amendment to Compass Group Diversified Holdings, LLC Credit Agreement]

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., as Administrative Agent By: /s/ Reneé Marion Name: Reneé Marion Title: Assistant Vice President

LENDERS:	BANK OF AMERICA, N.A.

By: /s/ Christopher T. Phelan

Name: Christopher T. Phelan

Title: Senior Vice President

SUNTRUST BANK

By:/s/ Johnetta Bush

Name: Johnetta Bush

Title: Vice President

U.S. BANK NATIONAL ASSOCIATION

By:/s/ Jason Nadler

Name: Jason Nadler

Title: Managing Director

TD BANK, N.A.

By:/s/ Todd Antico

Name: Todd Antico

Title: Senior Vice President

UNION BANK, N.A.

By:/s/ George Stoecklein

Name: George Stoecklein

Title: Managing Director

FIFTH THIRD BANK

By:

Name:

Title:

[SIGNATURE PAGES CONTINUE]

[Signature Page to Third Amendment to Compass Group Diversified Holdings, LLC Credit Agreement]

THE PRIVATEBANK AND TRUST COMPANY

By:/s/ Rettig E. Deinlein

Name: Rettig E. Deinlein

Title: Officer

WEBSTER BANK, NATIONAL ASSOCIATION

By:

Name:

Title:

SIEMENS FINANCIAL SERVICES, INC.

By: /s/ Michael L. Zion

Name: Michael L. Zion

Title: Vice President Siemens Financial Services, Inc.

By: /s/ William Jentsch

Name: William Jentsch

Title: Vice President

FIRST TENNESSEE BANK NATIONAL ASSOCIATION

By:/s/ Keith A. Sherman

Name: Keith A. Sherman

Title: Senior Vice President

BRANCH BANKING AND TRUST COMPANY

By:/s/ Brad Bowen

Name: Brad Bowen

Title: Vice President

[Signature Page to Third Amendment to Compass Group Diversified Holdings, LLC Credit Agreement]